CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated April 5, 2000 relating to the financial statements of New Tech Ventures, Inc. as of December 31, 1999 and for the period from April 21, 1999 (date of inception) to December 31, 1999, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Staten Island, New York
April 6, 2000


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